UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2011 (June 9, 2011)

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-141128-05	98-0522138
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6501 William Cannon Drive West, Austin, Texas 78735

(Address of principal executive offices) (Zip Code)

(512) 895-2000

(Registrant’s telephone number, including area code)

NA

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 9, 2011, Freescale Semiconductor Holdings I, Ltd. issued a press release announcing that the representatives of the underwriters of its initial public offering exercised their over–allotment option in part, for a total of an additional 5,567,000 common shares at a price per share of $18. The closing of the over-allotment option is expected to occur on June 14, 2011. Freescale expects to use the $96 million in net proceeds to redeem $87 million principal amount of Freescale Semiconductor, Inc.’s 10.125% Senior Secured Notes due 2018 and to pay related interest and premiums. The foregoing does not constitute a notice of redemption for or an obligation to issue a notice of redemption for the outstanding notes.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 9, 2011.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREESCALE SEMICONDUCTOR HOLDINGS I, LTD.

By:	/s/ Dathan C. Voelter
Name:	Dathan C. Voelter
Title:	Assistant Secretary

Date: June 9, 2011

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 9, 2011.

4